EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement  (Form S-8 No. 333-33617-99) pertaining to the Ashland Inc. 1997 Stock Incentive Plan, in the Registration Statements (Forms S-8 Nos. 333-54766-99 and 333-127348) pertaining to the Amended and Restated Ashland Inc. Incentive Plan, in the Registration Statement (Form S-8 No. 333-131792) pertaining to the 2006 Ashland Inc. Incentive Plan, in the Registration Statement (Form S-8 No. 33-62091-99) pertaining to the Ashland Inc. Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 33-52125-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 333-122269-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Employees (2005), in the Registration Statement (Form S-8 No. 333-122270-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005), in the Registration Statements (Forms S-8 Nos. 33-32612-99 and 333-157040) pertaining to the Ashland Inc. Employee Savings Plan, in the Registration Statement (Form S-8 No. 33-49907-99) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, in the Registration Statement (Form S-8 No. 333-155386) pertaining to the Hercules Incorporated Amended and Restated Long Term Incentive Compensation Plan, the Hercules Incorporated Omnibus Equity Compensation Plan for Non-Employee Directors and the Hercules Incorporated 1993 Non-Employee Director Stock Accumulation Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 333-155396) pertaining to the Hercules Incorporated Savings and Investment Plan, and in the Registration Statement (Form S-3 No. 333-162919) of Ashland Inc. and in the related Prospectus pertaining to shares of Ashland Common Stock held by the Trustee of the Ashland Hercules Pension Plan, of our report dated November 25, 2008, with respect to (a) the consolidated balance sheet of Ashland Inc. and consolidated subsidiaries as of September 30, 2008, and the related statements of consolidated income, stockholders’ equity, and cash flows for each of the two years in the period then ended, and (b) the related financial statement schedule of Ashland Inc. and consolidated subsidiaries as of September 30, 2008 and 2007 and for the years then ended, both included in Ashland Inc.’s Annual Report on Form 10-K for the year ended September 30, 2009.

/s/ Ernst & Young LLP

Cincinnati, Ohio
November 23, 2009